UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006

VENTURE CATALYST INCORPORATED

(Exact Name of registrant as specified in its charter)

Utah	0-11532	33-0618806
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

591 Camino De La Reina, Suite 418 San Diego, California	92108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 330-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 21, 2005, pursuant to the Agreement and Plan of Merger, dated as of August 25, 2006, by and among IGT, a wholly-owned subsidiary of International Game Technology, Mariposa Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of IGT, and Venture Catalyst Incorporated (“VCAT”), Merger Sub merged with and into VCAT, with VCAT surviving as a wholly-owned subsidiary of IGT (the “Merger”). At the effective time and as a result of the Merger, each share of VCAT common stock issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive $2.58 in cash, without interest.

Item 5.01.	Change In Control of Registrant

See 2.01

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2006	VENTURE CATALYST INCORPORATED

	By:	/s/ KEVIN MCINTOSH
Kevin McIntosh Senior Vice President, Chief Financial Officer, Secretary and Treasurer